UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 14, 2025, Air Products and Chemicals, Inc. (the “Company”) posted the following material on its website, https://www.voteairproducts.com/:

PRODUCIS Home Board Strategy Mantle Ridge Nominees Resources Advocacy HOW TO VOTE 8 Press Releases VIEW ALL PRESS RELE ASES PRESS R ELEASE jan 13 2025 PRE SS R ELEASE jan 9 2025 PRESS R ELEASE jan 8 2025 Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Products’ Board of Directors Issues Response to Mantle Ridge READ FULL P RESS RE LEAS E C READ FULL P RESS RE LEASE C READ FULL P RESS RE LEAS E C Shareholder Letters (V I EW ALL LETIERS) SHAR E HOLDER LEDER jan 13 2025 SHAR EHOLDER LEDER jan 12 2025 SHAR E HOLDER LEDER jan 9 2025 Air Products’ Board of Directors Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products’ Board of Directors Issues Letter to Retail Shareholders Air Products’ Board of Directors Issues Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims (READ SHAREHOLDER LEITER .±) (READ SHAREHOLDER LEITER .±) (READ SHAREHOLDER LEITER ..±) Investor Presentations INVESTOR PR E SENTATIONS Dec 18 2024 Investor Presentation (DOWNLOAD P RES ENTATION .±) Recent News R ECENT NEWS Dec 13 2024 Activist Air Products Board Nominee is Said to be Source of Decade-old M&A Leak: Court Filing (READ FULL ARTI CLE C) SEC Filings (VIE W ALL FI LINGS) SEC FILING Jan 13 2025 SEC FILING Jan 10 2025 SEC FILING Jan 10 2025 Additional Proxy Soliciting Materials Definitive Additional Proxy Soliciting Materials Definitive Additional Proxy Soliciting Materials Definitive

Disclaimer This website is provided merely as information and is not intended to be, nor should it be construed as. an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sale of any security. This website is not intended to be. nor should it be construed or used as. investment tax or legal advice. This website is the exclusive property of Air Products and may not be reproduced or distributed, in whole or in part without the express prior written consent of the Company. Important Additional Information The Company and certain of its directors and executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders {the “Annual Meeting”). The Company filed its definitive proxy statement {the “Definitive Proxy Statement”! and a WHITE universal proxy card with the u.s. Securities and Exchange Commission {the “SEC”) on December 3, 2024 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY AR E STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants. and their direct and indirect interests. by security holdings or otherwise. in the Company’s securities and can be found in the appendix titled “Supplemental Information Regarding Participants in the Solicitation” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4. and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement any amendments or supplements thereto and other documents filed by the Company with the SE C at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.airoroducts.com. Cautionary Statement The timing of these postings are made at the discretion of the Company. Readers should not assume that the information contained on this website has been updated or otherwise contains current information. The Company does not review past postings to determine whether they remain accurate. and information contained in such postings may have been superseded. This website contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on managements expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information. actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 1 O-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law. we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based. Testimonials, Other Quotations and Third-Party Statements This website may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from. persons or companies that are not affiliated with the Company. The Company has neither sought nor obtained consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, including. without limitation, information generated by Mantle Ridge LP or its affiliated parties (collectively. the “Dissident Group”). The Company has not assisted in the preparation of any third party information, including, without limitation, information generated by the Dissident Group. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website. This website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media. unless specifically noted otherwise, do not necessarily represent the opinions of the Company.

Also on January 14, 2025, the Company posted the following material on its website, https://www.airproducts.com/:

800-654-4567 1 Contact Us Company v Energy Translation Sustainability Careers v Investors AP) $ 300 26 . . United States 1 English PRODUCTS:.: Gas Supply Industries Applications My Air Products Q01/13/2025 I LEHIGH VALLEY. PA Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Strongly Disagrees with ISS’ Opinion Published Today Urges Shareholders to Vote “FOR” ONLY Air Products’ Nominees on the WHITE Proxy Card Media Contacts: Katie McDonald I+1 610 4813673 Contacts: I +1 6104811872 +1 610481 2951Air Products· (NYS: AI’LJ) l: loard of Directors today sent a letter to shareholders in connection with its Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at 8:30a.m. U.S. Eastern Time on January 23, 2025. All Air Products shareholders of record as of the close of business on November 27, 2024, will be entitled to vote at the Annual Meeting. Air Products urges shareholders to vote “FOR” ONLY Air Products’ nominees on the WHITE proxy card and warns investors that following ISS’ voting recommendation could have a serious impact on the Company and their investment, as described in the letter to shareholders The full text of the letter to shareholders follows: AIR PRODUCTS SHAREHOLDERS HAVE TWO CHOICES TO CONSIDERACHIEVE STABILITY, GROWTH, AND LONG-TERM VALUE CREATION WITH AIR PRODUCTS’ FIT-FOR-PURPOSE BOARD OR RISK LIMITED GROWTH, LONG-TERM VALUE DESTRUCTION, AND AN UNCERTAIN FUTURE WITH MANTLE RIDGE’S NOMINEES WHO HAVE STALE OR INFERI OR EXPERIENCE AND LACK ANY GO-FORWARD PLAN

4 Preliminary result? tn this reposereference ndftrsted £0$ which & a nan-GAAP financial measure Addmono! information regarding this measure and a recancDituion of GAAP [PS 10 adored [PS is proofed beta* The Company pre-nau^y prided fiscal 2025 first quarter adjusted [PS guidance in Exhibit 99.110 its Current deport on form S-K dated November 7,2024 (the ‘Prior Earnings deieaseT. Management is unable to recondie. without unreasonable effort, the Company^ forecasted range of adjusted EPS to a comparable GAAP range. Air Products provides adjusted EPS guidance on o continuing operations twsis, excluding the impact of certain items that management believes ore not representative of the Company’s underlying business performance, sum os the inrurrrnrt of cam for cost reduction actions and impairment charges, or the recognition of gains ar lasses an certain dictated items. A is not passible, wrfrour unreasonable efforts, to predict the timing or occurrence, of these events or the potential for other transactions that may impact future GAAP [PS. furthermore. it is nut passible, tn identify the potential sigmfkum e of these events in adimm e, but any of these events, if they were to occur, could have a signify ant effect an the Company’s future GAAP results. About Air Products Are Products (NYSErAPD) is a world-leading industrial gases company in operation tex over 80 years focused on ser/ng energy, environmental, and emerging markets and generating a deaner future the Company supplies essential Industrial gases related equipment and applications expertise to customers in dozens of industries, Including feting chemicals, metals, electronics, manufacturing, medical and food. As the leading global supplier of hydrogen, Air Products also develops, engineers, builds, owns and operates some of the world’s largest dean hydrogen projects, supporting the transition to low and zero-carbon energy in the industrial and heavy duty transportation sectors Through Its sate of equipment businesses, the Company also provides turbomachinery, membrane systems and cryogenic containers globally. The Company hud fiscal 2074 Ml«$ of Si 2 1 billion from operation) m approximately 50 countries and has a current market capital kdtion Of about £65 billion. Approximately 23.000 passionate. tuMincod and commit led employees from diverse backgrounds tire driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance wnainabiliiy and reimagine what ‘s possible to address the challenges facing customers, communities, and rhe world, for more Information, wsrt a* rpnxr.. rrs.com or follow us on inkedin x. racebook or Instagram, Cautionary Note Regarding Forward Looking Statements Tho release contains ‘forward looking statements’ within the safe harbor provisions of the Private Securities litigation Reform Act of 1995, including statements about earnings and capiat expenditure guidance, business outlook and investment opportunities. Forward looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward looking statements are mode in good faith and based on assumptions, expectations and projections that management believes are reasonable based on Currently available information. Actual performance and financial re-mh) may differ matehfrity from projections arid estimates expressed in fhc forward-looking statements because of many factors, including, without limitation; changes that could result from the completion of a* quarter end rinse processes or interim oyrnt) fhflt couM arrse prior to ihr issuance of Our full unmidded financial walrmrnl*. changes in global ar rrginn.il economic conditions, inflation, and supply and demand dynamics In rhe market segments we serve, including demand for tectinniogles end projects <0 limit the impact of global climate change changes in rhe financial markets mat may affect the availability and terms on w rh we may obtain financing, rhe ability to execute agreements with customers and implement price increases to offset cost increases; disruptions to our supply chain and related distribution delays and cost increases: risks associated with having extensive International operations, Including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, scope manges, cost escalations, contract terminations, customer cancelations, or postponement of projects and sales; our ability to safely develop, operate, and manage costs of large-scale and technically complex projects; the future financial and operating performance of major customers, joint ventures, and equity affiliates; ox ability to develop implement and operate new technologies and to market products produced utilizing new technologies; our ability to execute the projects in our backlog and rvfrvsh our pipeline of new projects; tariffs, economic sanctions and regulatory activities in junscSttions In which we and our affiliate* and joint ventures operate; the Impact of environmental, tax. safety. or other legislation, as well as regulations and other public powey Initiatives affecting our business and the business of our affiliates and related compliance njquwpmrnis. including legislation, rag’., vit ions, or policies intended to address global climate change; changes in tax rates and other changes In tax law. safety Incidents relating to our operations; rhe timing, impact, and oilier uncertainties relating to acquisitions, divestitures, and joint venture activities, as well as our abdity to integrate acquisitions and separate divested businesses, respectively: nsks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems or those of out business partners or service providers; catastrophic events, such as nature- disasters and extreme weather events, pandemics and other public health crises, acts of war, including Russia’s invasion of Ukraine and new and ongoing conflicts in the Middle East, or terrorism: rhe impart on our business and customers of price fluctuations in ol ana natural gas and disruptions in markets and the economy due to oil and natural gas price volatility: costs and outcomes of legal or regulatory proceedings and investigations: asset impairments due to economic conditions or specific events: significant fluctuations in inflation, interest rates, and foreign currency exchange rates from those currency anticipated: damage to facilities, pipelines or delivery systems, including those we are construct Ing or that we own or operate for third parties; availability and cost of rtedne power, nature gat and other raw materials: the success of productivity and operational Improvement programs, ano other risks described in Gar Annual Report on Form 1 UK for the fiscal year ended September 30.2024 and subsequent filings we have made with me ILS. Securities and Exchange Commission You are cautioned not to place undue reliance on our forward looking statements. Except as required by law, we discktlrn any obligation or undertaking to update or revise any forward looking statements contained herein to reflea any change in assumptions, beliefs, ar expectations or any change -n events, conditions, or circumstances upon which any such forward looking statements are based

ADJUSTED EARNINGS PER SHARE fMtlhons of US Dollars unless otherwise indicated. except for per snore aorai We view adjusted earnings per share (‘T PS’-) as a key performance metric and provide Dus non-GAAP financial measure to allow Investors potential Investors securities analysis, and others to evaluate the performance of our business in the same manner as our management. We believe this measure, when viewed together with financial results computed in accordance with U S generally accepted accounting principles rGMP’). provides a more complete understanding of the factors and trends affecting our historical financial performance and projected future results. However, we caution readers not to consider this measure in isolation or as a substitute for EPS presented in accordance with GAAP Readers should also consider the limitations associated with this non GAAP financial measure, including the potential lack of comparability of this measure from one company to another. We cafaAate adjusted EPS by adjusting GAAP EPS to exclude certain items that we believe ore not representative of our underlying business performance, For example, we exclude rhe impact of rhe non service components of net periodic benefrUcost for our defined benefit pension plans Nonservice related components are recurring non-operating items mat Indude Interest cost, expected returns on plan assets prior service cost amortization, actuarial loss amortization, as well as special termination benefits, curtailments, and settlements Adjusting tor the Impact of non-service pension components provides management and users of our financial statements with a more accurate representation of our underlying business performance because mew components are driven by factors thaf are unrelated to our operations, such as volatility in equity and debt markets Further, non service related components are not indicative of our defined benefit plans’ future contribution needs due to the funded status of the plans. Additionally, during the first quarter of fiscal year 2025, we excluded costs associated with our response to actions of activist shareholders, which are not associated with rhe ongoing operation of our business and are difficult to predict m future periods. We may also exclude certain expenses associated with cost reduction actions and impairment charges as web as gains on disclosed transactions The reader should be aware that we may recognize similar losses or gains <n the future. The tax impact of our pre rax non GAAP adjustments reflects the expected current and deferred income tax impact of our non GAAP adjustments. These tax impacts are primarily driven by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments m those jurisdictions. NOVGAAPA£HUSIMEWS in addition to the recurring impact of non-service related components of our defined benefit pension plan, our preliminary first quarter adjusted EPS is adjusted for the terns described below TfmtfuiatrAtm tots During rhe first quarter of fiscal year 2025, we Incurred costs of $29.9 (J21.9 after tax, or $0.10 per share! in conneOson With our response to a proxy contest fed by activist shareholder. Mantle Ridge LP These costs include legal and other professional service fees as wr as incremental proxy sollcitptkxi cosis related to the 2025 Annual Meeting of Shareholders. Mwi’mste al Cusp Kott Metises During the third quarter of fiscal year 2024. we discontinued cash flow hedge aceountityg for certain interest rate swaps designed to hedge long term variable rate debt faculties during me construction period of rhe Nf OM Green Hydrogen Project. These swaps are held by MOM Green Hydrogen Company, a consolidated joint venture accounted for under the vanable Interest model, of which rot Products owns a one third Interest we expect the affected swaps to remain tie-designated until outstanding borrowings from the available project financing are commensurate with the notional value of the instruments, at which time these instruments may re-quallfy tor cash flow hedge accounting. As a result of the de-designatlori, we recognised an unrealized gain of $38.8 f$l 0.3 attributable to Ar Products after tax. or $0.05 per share! during the first quarter ot fiscal year 2025. The amount of rhe unreanzed gain attributable to our noncontroaiing partners was $25.2. We expect to recognize changes to the tar value ot the impacted instruments through earnings in future pemds until they re-quatify tor cash flow hedge accounting, it is not possible to predict me significance of adjustments in future periods given potential interest rate ‘volatility

RtCONOLIAtlON Of ADJUStED EPS The table below reconciles adjusted FPS to GAAP fps. the most directly comparable gaap measure, tn periods that ne nave non-GAAP adjustments, we believe it is important for the reader to understand the per share impact of each such adjustment because management does not consider these impacts when evaluating underlying business performance. Per share rmpacts are calculated independently and may not sum to total EPS and total adjusted EPS due to rounding Rrst quarter 2025 GAAP EPS And adjust’d EPS OH? pcriirninncy based upon information avniUhie as of Jha dote of this report and is subjcd 10 change and finalization based on completion of all quarter end close processes. Preliminary Q1 2025 GAAP 52.77 QI 2024 GAAP 2 73 Preliminary $ Change GAAP M.W. Preliminary % Change GAAP 1* Preliminary QI 2025 GAAP Shareholder actwrsm costs *277 0.10 Gann on de-designation of cash flow hedges <0.05) Non-service pension cost, net 0.04 Preliminary Q1 2025 Non-GAAP (“Adjusted’ I S286 QI 2024 GAAP *2.73 Non- service pension cost, net 0 08 01 2024 Non-GAAP (-Adjusted! *282 * Change Non-GAAP (‘Adjusted”) *0.04 * Change Non-GAAP fAdfusted’l Hi

Air Products Announces Preliminary Q1FY25 GAAP EPS of $2.77 and Adjusted EPS of $2.86. Exceeding Company’s Previous Adjusted EPS Guidance for the ‘ Quarter Aw Products announced preliminary fiscal 2025 first quarter GAAP earnings per share# n PS’] of 12.77 and preliminary fiscal 2025 first quarter adjusted EPS* of 12 86 Preliminary adjusted EPS exceed*, the top end of the Company’s previous fiscal 2025 first quarter 0jurted IPS guidance* of 12.75 to SZB5.

Air Products Announces Preliminary QiFY25 GAAP EPS of $2.77 and Adjusted EPS of $2.86, Exceeding Company’s Previous Adjusted EPS Guidance for the Quarter Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products’ Board of Directors Issues Response to Mantle Ridge Air Products Announces Preliminary Q1FY25 GAAP EPS of $2.77 and Adjusted EPS of $2.86, Exceeding Company’s Previous Adjusted EPS Guidance for the Quarter

Vote Only FOR Air Products Director Nominees on the White Proxy Card today! Your rote at Air Products upcoming 2025 Annual Meeting of Shareholders on January 23, 2025 is critical and morn important than svar this year

Air Products Announces Preliminary Q1FY25 GAAP EPS of $2.77 and Adjusted EPS of $2.86, Exceeding Company’s Previous Adjusted EPS Guidance for the Quarter Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Products’ Board of Directors Issues Response to Mantle Ridge

Also on January 14, 2025, the Company posted the following material on its website, https://www.investors.airproducts.com/:

Air Produces An nounces Preliminary Q1FY2S GAAP EPS of $2 77 and Adjusted EPS of 12.86, Exceeding Company’s Previous Adjusted EPS Guidance for the Quarter Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods arid Misleading Claims Air Products’ Hoard of Directors issues Response to Mantle Ridge

Events Upcoming Events Air Products Annual Shareholder Meeting Mr 22,20 2S QI 2025 Air Products Earnings Conference Call live 773-305-6453 #a*31703*3 ^ Cheb hara for WODCJSI Event Details QI 2025 Air Products Earnings Conference Call Feb 6,2025 at 8:00 AM EST B Live dial-in: 773-3054*53 Passcode: 3870353

Company

Company

Also on January 14, 2025, the Company made the following posts to its social media platforms:

Air Products Sends Letter to Shareholders Highlighting Reasons to Support its Board nominees. Air Product! Announce* Preliminary QWY25 GAAP IPS of SITZ and Adjusted LI’S of 5286. Exceeding Company’s Previous Adjusted EPS Guidance for the Quarter

Air Products Sends Letter to Shareholders Highlighting Reasons to Support its Board nominees. Air Product! Announce* Preliminary QWY25 GAAP IPS of SITZ and Adjusted LI’S of 5286. Exceeding Company’s Previous Adjusted EPS Guidance for the Quarter

Air Products Sends Letter to Shareholders Highlighting Reasons to Support its Board nominees.